Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-179245) and related prospectus of Empire Resources, Inc. and to the incorporation by reference therein of our report dated March 25, 2013, with respect to the consolidated financial statements of Empire Resources, Inc. and subsidiaries included in its annual report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

April 30, 2013